UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2023

Regional Management Corp.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35477	57-0847115
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B
Greer, South Carolina		29651
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 864 448-7000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.10 par value	RM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2023 (the “Grant Date”), following consultation with its independent compensation consultant, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”) approved certain compensation arrangements with respect to the Company’s named executive officers (the “NEOs”), as described below.

The Committee granted the following awards to the NEOs under the Regional Management Corp. 2015 Long-Term Incentive Plan (As Amended and Restated Effective May 20, 2021) (the “2015 Plan”): (i) performance restricted stock units (“PRSUs”) and (ii) restricted stock, in each case subject to the terms of the 2015 Plan and the applicable award agreement.

The NEOs were each granted PRSUs, subject to a Performance Restricted Stock Unit Award Agreement ("PRSU Agreement"), with the target number of PRSUs (rounded down to the nearest whole unit) determined by dividing the value of the grant by the fair value of each PRSU (calculated on or as close in time as practicable to the Grant Date in accordance with GAAP using a Monte Carlo valuation model). The PRSU grant values are: Mr. Beck: $1,500,000; Ms. Rana: $445,000; Mr. Schachtel: $412,500; Mr. Fisher: $337,500; and Mr. Parmar: $272,500. The actual number of PRSUs, if any, that may be earned ranges from 0% to 150% of the target number of units and will be based on achievement of the Company’s cumulative total shareholder return over the performance period, June 14, 2023 through June 14, 2026, and the continued employment of each such executive through December 31, 2025 or as otherwise provided in the 2015 Plan or the PRSU Award Agreement. Any shares of the Company’s common stock payable upon vesting and earning of the PRSUs will be subject to an additional one-year holding period following the end of the December 31, 2025 service period and will be distributed to the employee no earlier than December 31, 2026, unless otherwise provided in the 2015 Plan or the PRSU Award Agreement.

The NEOs were each granted restricted stock, subject to a Restricted Stock Award Agreement (“RSA Agreement”), with the number of shares calculated by dividing the value of the grant by the fair market value of the Company’s common stock on the Grant Date, based upon grants of the following values: Mr. Beck: $1,500,000; Ms. Rana: $445,000; Mr. Schachtel: $412,500; Mr. Fisher: $337,500; and Mr. Parmar: $272,500. One-third of the shares subject to each award shall vest on each of December 31, 2023, December 31, 2024, and December 31, 2025, subject to the executive’s continued employment from the Grant Date through the respective vesting date or as otherwise provided in the 2015 Plan or the RSA Agreement, the form of which was previously filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date:	06/20/2023	By:	/s/ Harpreet Rana
Harpreet Rana Executive Vice President and Chief Financial Officer